UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2025
Date of Report (date of earliest event reported)

Fulton Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania		001-39680		23-2195389
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

One Penn Square,	P.O. Box 4887	Lancaster,	Pennsylvania	17604
(Address of Principal Executive Offices)				(Zip Code)
(717) 291-2411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2025, Fulton Bank, National Association (the "Bank"), the banking subsidiary of Fulton Financial Corporation ("Fulton"), issued a press release (the "Press Release") announcing the appointment of Kevin C. Gremer as Senior Executive Vice President and Chief Operations and Technology Officer of the Bank, effective August 25, 2025. Mr. Gremer will be responsible for leading a team of information technology and operations professionals. A copy of the Press Release has been attached to this Current Report on Form 8-K (this "Current Report") as Exhibit 99.1 and is incorporated herein by reference.

Prior to joining the Bank, Mr. Gremer, age 58, served as Senior Vice President and Head of Operations – Banking & Investment Services of City National Bank ("CNB"). Prior to joining CNB, Mr. Gremer served as Senior Vice President, Head of Strategic Transformation – Commercial Bank from 2020 to 2022 and Senior Vice President, Head of Enterprise Payments and Treasury Operations – Commercial Operations from 2018 to 2019 at Capital One Financial Corporation ("Capital One"). In total, Mr. Gremer has more than 20 years of progressive management experience at Capital One. Mr. Gremer is a graduate of the Duke University Fuqua School of Business with a Master of Business Administration and the Pennsylvania State University with a Bachelor of Science degree in accounting.

The Bank and Mr. Gremer expect to enter into an Executive Employment Agreement (the "Employment Agreement") pursuant to which Mr. Gremer will receive an annual base salary of $460,000.00 to be reviewed annually and eligibility to participate in Fulton's annual cash and equity-based long-term incentive plans, with target awards of 50% of base salary and 75% of base salary, respectively. For his performance in 2025, Mr. Gremer will receive a cash incentive payment of not less than $230,000.00 payable in April 2026. In addition, in connection with his appointment, Mr. Gremer will receive a cash signing bonus of $125,000.00 and a one-time grant under Fulton's 2022 Amended and Restated Equity and Cash Incentive Compensation Plan of restricted stock units ("RSUs") equivalent to $150,000.00 as of the grant date, which will vest on a ratable schedule over a period of three years from the grant date. Should Mr. Gremer voluntarily leave the Bank within 12 months of the payment of the cash signing bonus, Mr. Gremer will be required to reimburse the Bank for the full amount.

Pursuant to the Employment Agreement, Mr. Gremer will also be entitled to participate in Fulton's broad-based employee retirement plans, welfare benefit plans, life insurance programs and other benefit programs. The Employment Agreement will provide that Mr. Gremer will also receive such other general executive perquisites as approved from time to time by the Human Resources Committee of Fulton, such as an automobile allowance.

The term of the Employment Agreement will continue until the earliest of: (a) the voluntary termination of, or retirement from, Mr. Gremer's employment other than for Good Reason (as defined in the Employment Agreement), (b) the termination of Mr. Gremer's employment for Good Reason, (c) the termination of Mr. Gremer's employment by the Bank for any reason other than Cause (as defined in the Employment Agreement), (d) the termination of Mr. Gremer's employment by the Bank for Cause, (e) the termination of Mr. Gremer's employment with the Bank due to Disability (as defined in the Employment Agreement), or (f) Mr. Gremer's death. The Employment Agreement will expire, if not terminated earlier under the terms of the Employment Agreement, on December 31 of the year in which Mr. Gremer attains the age of sixty-five (65), and Mr. Gremer will thereafter only be entitled to post-termination benefits that commenced prior to the expiration of the Employment Agreement.

In the event Mr. Gremer's employment is terminated during the term of the Employment Agreement by him for Good Reason or by the Bank for any reason other than Cause, death or Disability, then, subject to Mr. Gremer's execution and non-revocation of a general release of claims in favor of the Bank, Mr. Gremer shall receive the following severance payments and benefits: (a) his annual base salary in effect immediately prior to the termination for a period of twelve (12) months, (b) any vested but unpaid bonus as of the date of termination, (c) a cash bonus for the fiscal year in which the termination date occurs equal to the payout at the target level established for such fiscal year, pro-rated to the date of termination, and (d) continued eligibility to participate in, or an amount equal to the cost of participating in, Fulton's health and welfare employee benefit plans for twelve (12) months after termination. If Mr. Gremer receives severance payments under the CIC Agreement (as defined below) at termination of employment, Mr. Gremer will not be entitled to receive the foregoing severance payments and benefits under the Employment Agreement.

The Employment Agreement will contain certain covenants by Mr. Gremer, including a perpetual confidentiality covenant and non-competition and customer and employee non-solicitation covenants that restrict, respectively, Mr. Gremer's ability to compete with Fulton and solicit customers and employees of Fulton, in each case until the first anniversary of the termination of his employment with the Bank; provided that the non-competition covenant will not apply upon a termination of employment by Mr. Gremer for Good Reason or by the Bank other than for Cause.

The Bank and Mr. Gremer expect to enter into a Change in Control Agreement (the "CIC Agreement") that will provide that, if, during the period beginning ninety (90) days before a Change in Control (as defined in the CIC Agreement) or twenty-four (24) months after such Change in Control, Mr. Gremer's employment is terminated by the Bank other than for Cause or he resigns for Good Reason (in each case as defined in the CIC Agreement), then (a) the Bank or its successor will pay Mr. Gremer an amount equal to two times the sum of (i) his annual base salary in effect immediately before the Change in Control and (ii) the highest annual cash bonus or other cash incentive compensation awarded to him over the past three years, (b) Mr. Gremer's equity awards will be governed by the terms of the applicable plan and award agreements evidencing such awards, provided that if such plan or agreement is silent on the subject of a change in control, Mr. Gremer will receive accelerated vesting of all time-based equity awards but his performance-based equity awards will vest in accordance with the terms of the award agreements evidencing the awards, (c) Mr. Gremer will be eligible to receive an amount equal to the portion of the Bank's contribution to his 401(k), profit sharing, deferred compensation or other similar individual account plan which is not vested as of the date of termination and up to $10,000 for executive outplacement services, (d) the Bank will provide, at its expense, to Mr. Gremer for up to twenty-four (24) months following termination of employment life, medical, health, accident and disability insurance and a survivor's income benefit in a form, substance and amount which is, in each case, substantially equivalent to that provided to Mr. Gremer immediately before his termination of employment, and (e) the Bank or its successor will pay Mr. Gremer an amount equal to two (2) additional years of the Bank's retirement plan contributions under each tax qualified or nonqualified defined contribution type of retirement plan in which Mr. Gremer was a participant immediately prior to his termination of employment and equal to the actuarial present value of two (2) additional years of benefit accruals under each tax qualified or nonqualified defined benefit type of retirement plan in which Mr. Gremer was a participant immediately prior to his termination of employment.

The CIC Agreement will contain certain covenants by Mr. Gremer, including a perpetual confidentiality covenant and a customer and employee non-solicitation covenant that restricts Mr. Gremer's ability to solicit customers and employees of Fulton until the first anniversary of the termination of his employment with the Bank.

There are no arrangements or understandings with any person pursuant to which Mr. Gremer is being appointed as Senior Executive Vice President and Chief Operations and Technology Officer. There are no family relationships between Mr. Gremer and any director or executive officer of Fulton. The Bank has extended certain loans to Mr. Gremer. These loans: (i) were made in the ordinary course of business prior to Mr. Gremer’s employment by the Bank, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and (iii) did not involve more than a normal risk of collectability or present other unfavorable features. There are no other transactions currently contemplated or since the beginning of the Fulton's most recently completed fiscal year in which Mr. Gremer has any interests that are required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated July 23, 2025
104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2025	FULTON FINANCIAL CORPORATION
By: /s/ Natasha R. Luddington
Natasha R. Luddington
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary